UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2008

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 W. Silver Spring Drive

Butler, Wisconsin 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin	53201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 352-4160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2008, Actuant Corporation (“Actuant”), The Cortland Companies, Inc. (the “Company”), CHC Acquisition, Inc. (“Merger Sub”), and Cortec Group Fund III, L.P. as representative of the stockholders of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will, subject to the terms and conditions of the Merger Agreement, merge (the “Merger”) with and into the Company, with the Company continuing as the corporation surviving the Merger as a subsidiary of Actuant. In exchange for 100% of the outstanding equity of the Company, Actuant will pay to the stockholders of the Company in the aggregate $230,000,000 subject to adjustment with respect to working capital, indebtedness, certain transaction expenses and other matters as of the closing date, $15,000,000 of which will be placed in escrow for 12 months following the closing as security for certain post closing obligations of the stockholders of the Company.

The Merger Agreement contains customary representations and warranties of the Company, including, among others, with respect to: corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, financial statements, compliance with law and legal proceedings, absence of certain changes, undisclosed liabilities, taxes, employee matters, intellectual property, customers, suppliers, and certain contracts. The Company has agreed to conduct its businesses in the ordinary course until the Merger is completed.

Consummation of the Merger is subject to certain customary closing conditions, including the expiration or termination of the waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard), and material compliance by the other party with its obligations under the Merger Agreement.

The Merger Agreement contains certain termination rights in favor of the Company and Actuant, as the case may be, applicable (i) upon October 17, 2008, if the Merger has not been completed by that time (subject to extension for certain regulatory approval processes), and (ii) upon a breach by the other party that would result in a failure of the conditions to closing set forth in the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated September 17, 2008, by and among Actuant Corporation, The Cortland Companies, Inc., CHC Acquisition, Inc., and Cortec Group Fund III, L.P. as representative of the stockholders of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: September 23, 2008
/s/ Andrew G. Lampereur
	Name:	Andrew G. Lampereur
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
2.1	Agreement and Plan of Merger, dated September 17, 2008 by and among Actuant Corporation, The Cortland Companies, Inc., CHC Acquisition, Inc. and Cortec Group Fund III, L.P. as representative of the stockholders of the Company.